                                                                       EXHIBIT B


                   IRREVOCABLE PROXY AND SPECIAL POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that I, MORRIS GINSBURG, in connection with the execution of the Option Agreement, dated December 4, 1997 (the "Option Agreement"), by and among Consumer Finance Holdings, Inc., Morris Ginsburg, Sandler Family Partners, Ltd. and Irwin Sandler, hereby make, constitute and appoint Consumer Finance Holdings, Inc., or its designee, with full power of substitution, as my true and lawful attorney in fact and proxy for me and in my name, place and stead, to vote all Option Shares (as defined in the Option Agreement) owned by me, and such additional shares of capital stock of Monaco Finance, Inc., a Colorado corporation, to which I hold a proxy granted by a third party, as contemplated by Section 4(a) of the Option Agreement. I hereby further grant and give to such attorney in fact full power and authority to do and perform every act necessary, requisite or proper to be done to effectuate such voting of the Option Shares and other shares of capital stock as I might do were I personally present, with full power of substitution and revocation.

    This proxy is irrevocable during the Voting Period (as defined in the Option Agreement) and is coupled with an interest. This proxy shall automatically expire at 12:00 Midnight, Denver, Colorado time, on the last day of the Voting Period.

    IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of December, 1997.




                                      /S/ Morris Ginsburg
                             ----------------------------------------

                                                                       EXHIBIT B


                   IRREVOCABLE PROXY AND SPECIAL POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that I, SANDLER FAMILY PARTNERS, LTD., in connection with the execution of the Option Agreement, dated December 4, 1997 (the "Option Agreement"), by and among Consumer Finance Holdings, Inc., Morris Ginsburg, Sandler Family Partners, Ltd. and Irwin Sandler, hereby make, constitute and appoint Consumer Finance Holdings, Inc., or its designee, with full power of substitution, as my true and lawful attorney in fact and proxy for me and in my name, place and stead, to vote all Option Shares (as defined in the Option Agreement) owned by me, and such additional shares of capital stock of Monaco Finance, Inc., a Colorado corporation, to which I hold a proxy granted by a third party, as contemplated by Section 4(a) of the Option Agreement. I hereby further grant and give to such attorney in fact full power and authority to do and perform every act necessary, requisite or proper to be done to effectuate such voting of the Option Shares and other shares of capital stock as I might do were I personally present, with full power of substitution and revocation.

    This proxy is irrevocable during the Voting Period (as defined in the Option Agreement) and is coupled with an interest. This proxy shall automatically expire at 12:00 Midnight, Denver, Colorado time, on the last day of the Voting Period.

    IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of December, 1997.


                             SANDLER FAMILY PARTNERS, LTD.

                             By:          /S/ Irwin L. Sandler
                                ------------------------------------------
                                  Irwin L. Sandler, General Partner